Exhibit (11) Chicago New York Washington, DC London San Francisco Los Angeles Singapore vedderprice.com

June 30, 2017

Viking Mutual Funds Kansas Municipal Fund Maine Municipal Fund Nebraska Municipal Fund New Hampshire Municipal Fund Oklahoma Municipal Fund One Main Street North Minot, North Dakota 58703

Ladies and Gentlemen:

We have acted as counsel to Viking Mutual Funds, a Delaware statutory trust (the “Successor Trust”), in connection with the filing of the Successor Trust’s Registration Statement on Form N-14 (the “Registration Statement”) with the Securities and Exchange Commission (“SEC”), covering the issuance of Class A shares of beneficial interest, par value $0.001 per share (the “Shares”), of the Kansas Municipal Fund, the Maine Municipal Fund, the Nebraska Municipal Fund, the New Hampshire Municipal Fund and the Oklahoma Municipal Fund (each, a “Successor Fund”), pursuant to the proposed reorganization of the Kansas Municipal Fund, the Maine Municipal Fund, the Nebraska Municipal Fund, the New Hampshire Municipal Fund and the Oklahoma Municipal Fund (each, a “Predecessor Fund”), each a series of Integrity Managed Portfolios (the “Predecessor Trust”), a Massachusetts business trust, as described in the Registration Statement and pursuant to the form of Agreement and Plan of Reorganization by and between the Successor Trust, on behalf of the Successor Funds, and the Predecessor Trust, on behalf of the Predecessor Funds, included in the Registration Statement (the “Agreement”).

You have requested our opinion as to the matters set forth below in connection with the filing of the Registration Statement.  In connection with rendering this opinion, we have examined the Registration Statement, the Trust Instrument and the Certificate of Trust of the Successor Trust, as amended, the Trust’s By-Laws, the actions of the Trustees of the Successor Trust that authorized the approval of the filing of the Registration Statement and the issuance of the Shares, and such other documents as we, in our professional opinion, have deemed necessary or appropriate as a basis for the opinion set forth below.  In examining the documents referred to above, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of documents purporting to be originals and the conformity to originals of all documents submitted to us as copies.  As to questions of fact material to our opinion, we have relied (without investigation or independent confirmation) upon the representations contained in the above-described documents and on certificates and other communications from public officials, and officers and Trustees of the Successor Trust.

Viking Mutual Funds

June 30, 2017

Our opinion, as set forth herein, is based on the facts in existence on the date hereof, and is limited to the Delaware Statutory Trust Act as in effect on the date hereof.  We express no opinion with respect to any other laws or regulations.

Based upon and subject to the foregoing and the qualifications set forth below, we are of the opinion that (a) the Shares to be issued pursuant to the Registration Statement have been duly authorized for issuance by the Successor Trust; and (b) when issued and paid for upon the terms provided in the Registration Statement, such Shares will be validly issued, fully paid and non-assessable.

This opinion is rendered solely in connection with the filing of the Registration Statement.  We hereby consent to the filing of this opinion with the SEC in connection with the Registration Statement.  In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder.  Except as specifically authorized above in this paragraph, this opinion is not to be quoted in whole or in part or otherwise referred to, nor is it to be filed with any government agency or any other person, without, in each case, our prior written consent.  This opinion is given to you as of the date hereof, and we assume no obligation to advise you of any change that may hereafter be brought to our attention.  The opinions expressed herein are matters of professional judgment and are not a guarantee of result.

Very truly yours, /s/ Vedder Price P.C. Vedder Price P.C.